UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2023

Cosmos Health Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

Cosmos Holdings Inc.

(Former name or former address, if changed since last report.)

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.001 par value	COSM	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On January 17, 2023, Cosmos Health Inc. (the “Company”) entered into an amendment to the Securities Purchase Agreement dated as of December 19, 2022 with its Chief Executive Officer, Grigorios Siokas.  A copy of this Amendment is attached to the Form 8-K as Exhibit 10.1.  Mr. Siokas had purchased $3,000,000 of securities (the “Securities”) in the Company’s December 19, 2022 Registered Direct Offering.  He purchased 260,870 shares of Common Stock and accompanying warrants (the “Warrants”) to purchase 260,870 shares of Common Stock at a combined price of $11.50 per share and Warrant.

Following the closing on December 21, 2022, certain accounting issues arose concerning Mr. Siokas’ purchase which could be deemed to constitute executive compensation.  As a result, Mr. Siokas agreed to forfeit the warrants received in the offering.  He also clarified the terms of his investment that his allocation in the offering was not determined until after the market close on December 19, 2022.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Description
10.1	Amendment No. 1 to Securities Purchase Agreement of Gregorios Siokas
10.2	Form of Securities Purchase Agreement dated as of December 19, 2022(1).

___________

(1) Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HEALTH INC.

Date: January 17, 2023	By:	/s/ George Terzis
George Terzis
Chief Financial Officer

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